                                                                    EXHIBIT 23.1


                    INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


Cross Timbers Oil Company
Fort Worth, Texas

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Cross Timbers Oil Company ("Company") on Form S-8 of our report dated March 17, 2000, included in the Company's Form 10-K for the year ended December 31, 1999, and our report dated March 1, 2000, included in the Hugoton Royalty Trust Form 10-K for the year ended December 31, 1999, and to all references to our Firm included in this Registration Statement.



ARTHUR ANDERSEN LLP
Fort Worth, Texas
April 28, 2000